Exhibit 3.6

                                 AMENDED BYLAWS
                                 --------------
                                       OF
                                       --
                         MEDITECH PHARMACEUTICALS, INC.
                         ------------------------------

     The following amendment was authorized, adopted and approved by the Board of Directors of Meditech Pharmaceuticals, Inc. (the "Corporation") by Unanimous Written Consent of the Board of Directors dated as of October 17, 2000, wherein the following Section 16 of Article III of the Bylaws of this Corporation is added as follows:


                                   ARTICLE III

                                    DIRECTORS
                                    ---------

     Section 16. Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

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                     SECRETARY'S CERTIFICATE OF ADOPTION OF
                                 AMENDED BYLAWS
                                       OF
                         MEDITECH PHARMACEUTICALS, INC.



     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting Secretary of Meditech Pharmaceuticals, Inc., a Nevada corporation.

     2. That the foregoing Amended Bylaws constitute the Bylaws of said Corporation as adopted by the Board of Directors of said Corporation by Unanimous Written Consent dated as of October 17, 2000.


     IN WITNESS WHEREOF, I have hereunto subscribed my name this 17th day of October 2000.


                                           By:  /s/  CYNTHIA S. KERN
                                                  ----------------------------
                                                     Cynthia S. Kern, Secretary